   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 23, 1998
                          REGISTRATION NO. 33-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

              SMARTIRE SYSTEMS INC. (FORMERLY UNICOMM SIGNAL INC.)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        British Columbia, Canada                       Not Applicable
      ----------------------------             -----------------------------
      (State or other jurisdiction             (I.R.S. Employee I.D. Number)
    of incorporation or organization)



           150-13151 VANIER PLACE, RICHMOND, BRITISH COLUMBIA, V6V 2J1
           -----------------------------------------------------------
           (Address of Principal Executive Office, including Zip Code)

                        1998 STOCK INCENTIVE PLAN (U.S.)
                      1998 STOCK INCENTIVE PLAN (NON-U.S.)
                      ------------------------------------
                          (Full title of the agreement)

                                 (604) 276-9884
                       ----------------------------------
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                             DAVID L. FICKSMAN, ESQ.
                                 LOEB & LOEB LLP
                       1000 WILSHIRE BOULEVARD, SUITE 1800
                          LOS ANGELES, CALIFORNIA 90017
                                 (213) 688-3698

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                             Proposed maximum       Proposed maximum         Amount of
   Title of securities     Amount to be       offering price       aggregate offering      registration
    to be registered       registered(1)        per unit(2)               price                 fee
---------------------------------------------------------------------------------------------------------
      Common Stock            900,000              $4.94               $4,443,750            $1,235.36
=========================================================================================================

(1)  DETERMINED PURSUANT TO RULE 457(H).

(2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(C) AND (H), BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES ON NOVEMBER 17, 1998.

                             PROSPECTUS FOR RESALES

              The material which follows, up to but not including the page beginning Part II of this Registration Statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the 1998 Stock Incentive Plan (U.S.) and 1998 Stock Incentive Plan (Non- U.S.) by affiliates of SmarTire Systems, Inc., as defined in Rule 405 under the Securities Act of 1933, as amended.

PROSPECTUS

                              SMARTIRE SYSTEMS INC.

                                  COMMON STOCK

              This Prospectus relates to shares of Common Stock of SmarTire Systems Inc. (the "Company") which may be offered from time to time by the people named under "Selling Security Holders" in the over the counter market, where the Company's Common Stock currently is traded, or on securities exchanges, through automated quotation systems or in other markets where the Common Stock may be traded, or in negotiated transactions, at prices and on terms then available. The respective Selling Security Holders will pay any brokerage fees or commissions relating to sales by them. See "Method of Sale." The Company will receive no part of the proceeds of any such sales. The principal executive office of the Company is located at 150-13151 Vanier Place, Richmond, British Columbia, V6V 2J1.


             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
                   THE COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


              No person has been authorized to give any information or to make any representations not contained in this Prospectus. Any information or representation not contained herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell any of the securities covered by this Prospectus by the Company in any state to any person to whom it is unlawful for the Company to make such offer. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or since the dates as of which information has been incorporated herein.

              The expenses of preparing and filing the Registration Statement of which this Prospectus is a party are being borne by the Company.

                            ------------------------

                The date of this Prospectus is November __, 1998

                                TABLE OF CONTENTS

Available Information.........................................................4
Incorporation by Reference....................................................4
Selling Security Holders......................................................5
Method of Sale................................................................5
SEC Position Regarding Indemnification........................................5

                              AVAILABLE INFORMATION

              The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance with that Act files reports and other information with the Securities and Exchange Commission. All reports, proxy statements and other information filed with the Securities and Exchange Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 11th floor, 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of that material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is (http://www.sec.gov)

                           INCORPORATION BY REFERENCE

              The Company incorporates by reference into this Prospectus (a) the Company's Registration on Form 10-SB, as amended (b) the Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 1998 (c) all documents filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since July 31, 1998, and (d) the description of the Company's Common Stock included in its registration statement under Section 12 of the Securities Exchange Act of 1934 relating to the Common Stock, including any amendment or report filed for the purpose of updating such description. All documents subsequently filed by the Company pursuant to Sections 13(a), 14(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part of it from the date of filing such documents. Copies of all documents which are incorporated by reference will be provided without charge to anyone to whom this prospectus is delivered upon a written or oral request to SmarTire Systems Inc., 150-13151 Vanier Place, Richmond, British Columbia, V6V 2J1, Attention:
Corporate Secretary, telephone number (604) 276-9884.

                            SELLING SECURITY HOLDERS

              The Prospectus relates to possible sales by officers and directors of the Company of shares of Common Stock purchased by them through the exercise of options or shares of the Company's Common Stock granted to them under the Company's 1998 Stock Incentive Plan (U.S.) and 1998 Stock Incentive Plan (Non-U.S.) (collectively, the "Stock Plans"). The names of those Selling Securities Holders are not known by the Company at this time and will be provided by the Company, along with the number of shares of Common Stock owned by each of them and the number of shares to be resold, in a supplement to this Prospectus pursuant to General Instruction C(3) to Form S-8 and Rule 424(b) under the Securities Act of 1933.

                                 METHOD OF SALE

              The Company anticipates that any sales of the shares offered by this Prospectus by Selling Security Holders will be made to the public in the over the counter market where the Company's Common Stock currently is traded or on securities exchanges, through automated quotation systems or in other markets where the Company's Common Stock may be traded, or in negotiated transactions. The Company anticipates that sales will be at prices current when the sales take place. Sales may involve payment of brokers' commissions by Selling Security Holders. Sales may also be made pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act") without delivery of this Prospectus. There is no present plan of distribution.

                     SEC POSITION REGARDING INDEMNIFICATION

              The Company's Articles provide for indemnification of officers and directors.

              Insofar as indemnification for liabilities arising under the Act might be permitted to directors, officers or persons controlling the Company under the provisions described above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

              The following documents of SmarTire Systems Inc. (the "Company") previously filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated into this Registration Statement by reference:

              (a) The Company's Registration Statement on Form 10-SB, as amended;

              (b) The Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 1998; and

              (c) The description of the Company's common stock contained in the Company's registration statement filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

              All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all shares offered hereunder have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

              No description of the class of securities to be offered is required under this item because the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              No such interests.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              The Company's Articles provide, among other things, that, subject to the Company Act (British Columbia), the Company will indemnify each and every director, secretary or assistant secretary and each and every former director, secretary or assistant secretary of the Company against all reasonable losses, costs, charges and expenses properly incurred, including any amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding by reason of his having been a director or secretary or assistant secretary of the Company, if: (a) he acted honestly and in good faith, with a view to the best interests of the company; and (b) he had reasonable grounds for believing his conduct was lawful.

              The Company's Articles further provide that the Company may, if permitted by law, indemnify any person who serves or has served as a director, officer, employee or agent of the Company, or of any corporation of which the Company is a shareholder. Further, the Company is authorized by its Articles to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the Company or of any corporation of which the Company is a shareholder, against any liability which may be incurred by him in that capacity.

              Under Section 128 of the Company Act (British Columbia), any indemnity provided by the Company to the following persons is subject to court approval:

                    (a)        a director or former director of the Company;

                    (b) a director or former director of any corporation of which the Company is or was a shareholder;

                    (c) the heirs and personal representatives of any person mentioned in paragraph (a) or (b);

                    (d) an officer or former officer of the Company or of a corporation of which the Company is or was a shareholder.

              The Company may indemnify such person against all reasonable costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which the person is made a party because of being or having been a director or officer, including an action brought by the Company or corporation. Indemnification is only possible under Section 128 of the Company Act (British Columbia) if: (a) the person acting honestly and in good faith with a view to the best interests of the corporation of which the person is or was a director or officer; and (b) in the case of a criminal or administrative action or proceeding, the person had reasonable grounds for believing that the person's conduct was lawful.


ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not Applicable.

ITEM 8.       EXHIBITS.

              The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

              4.1     1998 Stock Incentive Plan (U.S.)

              4.2     1998 Stock Incentive Plan (Non-U.S.)

              5.1     Opinion of Clark Wilson (including consent)

              23.1    Consent of KPMG


ITEM 9.       UNDERTAKINGS.

              The undersigned Registrant hereby undertakes:

              (a) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Richmond, British Columbia, on November 18, 1998.

                                        SmarTire Systems Inc.


                                        By: /s/ Robert Rudman
                                            ------------------------------------
                                                Name: Robert Rudman, President


              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                 Title                                 Date
       ---------                 -----                                 ----
/s/Robert Rudman              President and Director           November 18, 1998
--------------------------
   Robert Rudman

/s/Kevin Carlson              Chief Financial Officer          November 18, 1998
--------------------------    (principal financial officer
   Kevin Carlson              and principal accounting
                              officer)

/s/Joseph Merback             Director                         November 18, 1998
--------------------------
   Joseph Merback

/s/John I. Bolegoh            Director                         November 18, 1998
--------------------------
   John I. Bolegoh

/s/Lawrence Becerra           Director                         November 18, 1998
--------------------------
   Lawrence Becerra

/s/Mark Desmarais             Director                         November 18, 1998
--------------------------
   Mark Desmarais

/s/Kenneth Morgan             Director                         November 18, 1998
--------------------------
   Kenneth Morgan

/s/Bernard Pinsky             Director                         November 18, 1998
--------------------------
   Bernard Pinsky

                                  EXHIBIT INDEX


Exhibit No.         Description                                             Page
-----------         -----------                                             ----
   4.1              1998 Stock Incentive Plan (U.S.)                         12

   4.2              1998 Stock Incentive Plan (Non-U.S.)                     30

   5.1              Opinion of Clark Wilson (including consent)              42

   23.1             Consent of KPMG                                          44